UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 6, 2006 (June 30, 2006)

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

150 North Michigan Avenue
Chicago, Illinois		60601
(Address of principal executive offices)		(Zip Code)

(312) 346-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.                                          Entry into a Material Definitive Agreement.

On June 30, 2006, Smurfit-Stone Container Enterprises, Inc. (“SSCE”), a Delaware corporation and wholly owned subsidiary of Smurfit-Stone Container Corporation (the “Company”), and Smurfit-Stone Container Canada Inc., a company continued under the Companies Act (Nova Scotia) and a wholly owned subsidiary of SSCE (together with SSCE, the “Sellers”), and Bluegrass Container Company, LLC (the “Buyer”), a Delaware limited liability company formed by Texas Pacific Group, entered into an Amendment No. 1 to Asset Purchase Agreement (the “Amendment”). The Amendment, executed on the transaction closing date as discussed in Item 2.01 below, revises certain of the terms and conditions contained in the Asset Purchase Agreement between the Sellers and the Buyer dated as of May 11, 2006 (the “Purchase Agreement”), pursuant to which the Sellers agreed to sell their consumer packaging business (the “Business”).

Pursuant to the Amendment, the Buyer and Sellers agreed, among other things, to clarify the scope of software licenses to be transferred and to a purchase price allocation among the U.S. and Canadian assets associated with the Business. The Amendment also provides for the Sellers’ indemnification of the Buyer in connection with certain agreements for which consents to transfer were not obtained prior to the closing date, and requires the Buyer to provide a defined contribution plan format in lieu of a defined benefit plan format for transferred salaried employees.

Copies of the Purchase Agreement and the Amendment are filed as Exhibits 2.1 and 2.2, respectively, and incorporated herein by reference. Any reference herein to the terms of the Purchase Agreement and the Amendment and the transactions contemplated by them is qualified in its entirety by reference to Exhibits 2.1 and 2.2.

Item 2.01.              Completion of Acquisition or Disposition of Assets.

On June 30, 2006, the Company issued a press release announcing the closing of the sale to the Buyer of the assets and properties relating to the Business pursuant to the Purchase Agreement and the Amendment, as discussed in Item 1.01 above. The Business designs, manufactures, sells and distributes folding cartons and coated recycled board, multiwall bags, flexible packaging and labels. Pursuant to the Purchase Agreement, the Buyer agreed to pay to the Sellers approximately $1.04 billion in cash, subject to certain closing and post-closing adjustments as provided in the Purchase Agreement, and to assume certain liabilities relating to the Business and the purchased assets. A copy of the Company’s press release is attached hereto as Exhibit 99.2.

Item 8.01.                                          Other Events.

On June 30, 2006, the Company announced the completion of SSCE’s cash tender offer for up to $400 million of its outstanding senior notes. A copy of the Company’s press release announcing the completion of the tender offer is attached hereto as Exhibit 99.3.

Item 9.01.              Financial Statements and Exhibits.

(b)  Pro Forma Financial Information.

99.1       The pro forma financial information required by Item 9.01(b) of Form 8-K is filed as Exhibit 99.1 hereto.

(d)  Exhibits.

2.1                                 Asset Purchase Agreement, dated May 11, 2006, by and among Smurfit-Stone Container Enterprises, Inc., Smurfit-Stone Container Canada Inc. and Bluegrass Container Company, LLC.*

2.2                                 Amendment No. 1 to Asset Purchase Agreement, dated June 30, 2006, by and among Smurfit-Stone Container Enterprises, Inc., Smurfit-Stone Container Canada Inc. and Bluegrass Container Company, LLC.*

99.2                           Press release of Smurfit-Stone Container Corporation dated June 30, 2006.

99.3                           Press release of Smurfit-Stone Container Corporation dated June 30, 2006.

*                    Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We will furnish copies of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:                    July 6, 2006

SMURFIT-STONE CONTAINER CORPORATION

By:	/s/ Craig A. Hunt
Name:	Craig A. Hunt
Title:	Senior Vice President, Secretary, and General Counsel